Exhibit 99.2

STATEMENT ON USES AND USEFULNESS OF NON-GAAP FINANCIAL MEASURES

Exhibit 99.1 to this Report on Form 8-K (the "Pre-Release") contains the non-GAAP financial measure of operational earnings per share.  Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, Entergy has provided quantitative reconciliations within the Pre-Release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Operational earnings per share is not calculated in accordance with GAAP because it excludes the impact of "special items".  Special items reflect the impact on earnings of events that are less routine, are related to prior periods, or are related to discontinued businesses.  Management believes the discussion of operational earnings provides useful information to investors in evaluating the ongoing results of Entergy's businesses and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector. Entergy management frequently references operational earnings in its decision-making, using that measure to facilitate historical and ongoing performance comparisons as well as comparisons to the performance of peer companies.

The non-GAAP information in the Pre-Release is used in addition to, and in conjunction with, results presented in accordance with GAAP.  The non-GAAP information should not be relied upon to the exclusion of GAAP financial measures.  The non-GAAP information reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.  Investors are strongly encouraged to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.  Non-GAAP information is not standardized; therefore, it may not be possible to compare this information with other companies' non-GAAP financial measures having the same or similar names